Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

                                            Six Months Ended           Three Months Ended
                                          June 30,       May 31,      June 30,     May 31,
                                            1996          1995          1996        1995
                                        -----------------------------------------------------
Primarily and fully diluted
earnings (loss):
Earnings (loss) from operations
applicable to common stock
     From continuing operations         $  (537,502)  $(1,938,461)  $  (939,051)  $(1,914,046)
     From discontinued operations              --       9,480,160          --       9,105,285
                                        -----------   -----------   -----------   -----------
     Net income                         $  (537,502)  $ 7,541,699   $  (939,051)  $ 7,191,239
                                        -----------   -----------   -----------   -----------

Shares:
     Weighted average number of
     common shares outstanding            7,885,487     7,360,169      7,87,088     7,465,052
     Add shares issuable from assumed
     exercise of options and warrants          --         100,027          --         106,760
                                        -----------   -----------   -----------   -----------
     Weighted average number of common
     shares as adjusted                   7,885,487     7,460,196     7,987,088     7,571,812
                                        -----------   -----------   -----------   -----------

Primary and fully diluted earnings
     per common share:
     From continuing operations         $      (.07)  $      (.26)  $      (.12)  $      (.26)
     From discontinued operations              --            1.28          --            1.23
                                        -----------   -----------   -----------   -----------
     Net income                         $      (.07)  $      1.02   $      (.12)  $       .97
                                        -----------   -----------   -----------   -----------


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